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                                                                       EXHIBIT 8



                                EVELYN E. HOWELL
                              3711 San Felipe #15F
                                Houston, TX 77027

                                HOWELL FOUNDATION
                               1400 Post Oak Blvd.
                                    Suite 900
                                Houston, TX 77056


                                                              November 27, 2002



Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas  77380-1046

                  Re:  Donation of Shares

Dear Sirs:

                  Evelyn E. Howell, the undersigned stockholder (the "Stockholder") of Howell Corporation ("Howell"), is party to a Support/Voting Agreement (the "Voting Agreement"), dated September 26, 2002, between the Stockholder and Anadarko Petroleum Corporation ("Anadarko") a copy of which is attached as Exhibit A to this letter agreement. The Voting Agreement relates to the Agreement and Plan of Merger, dated as of September 29, 2002, by and among Anadarko, Belair Merger Corp. ("Subcorp") and Howell (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger of Subcorp with and into Howell (the "Merger"). Capitalized terms which are used herein but not defined herein shall have their respective meaning as set forth in the Voting Agreement.

                  In accordance with Section 5 of the Voting Agreement, at the request of Anadarko, immediately prior to the execution of this letter agreement, the Stockholder has executed and delivered to Anadarko an irrevocable proxy, a copy of which is attached hereto as Exhibit B (the "Proxy"), with respect to all of the shares set forth in Schedule I to the Voting Agreement.

                  The Stockholder acknowledges that, pursuant to Section 2 of the Voting Agreement, the Stockholder shall not, and shall not permit any company, trust or other entity controlled by the Stockholder to, contract to sell, sell or otherwise transfer or dispose of any of the shares of the capital stock of Howell listed in Schedule I to the Voting Agreement or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (a) pursuant to the Merger or (b) with Anadarko's prior written consent.

                  The Stockholder wishes to transfer 99,321 shares of common stock of Howell (collectively, the "Donated Shares") to Howell Foundation (the "Donee") and the Donee wishes to receive from the Stockholder the Donated Shares (the "Donation"), and accordingly the



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Andarko Petroleum Corporation
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Stockholder and the Donee hereby seek Anadarko's consent under the Voting
Agreement to effect the Donation.

                  Anadarko has advised the Stockholder that it is willing to consent to the Donation but only on the basis that Anadarko is assured of receiving from and after the Donation the benefits intended to be provided to Anadarko under the Voting Agreement. Accordingly, by executing and delivering this letter agreement to Anadarko, the Stockholder and the Donee hereby acknowledge and agree to the following:

                  1. In accordance with Section 11 of the Voting Agreement, the Donee agrees that, from and after the Donation, it shall be bound by the terms of the Voting Agreement with respect to the Donated Shares, provided, however, that the Donee may sell Donated Shares in open market regular way transactions on the New York Stock Exchange to unknown purchasers. The Stockholder agrees that it is, and from and after the Donation remains, bound by the terms of the Voting Agreement with respect to all of the Shares, including the Donated Shares, and that the Voting Agreement shall remain in full force and effect.

                  2. The Proxy is a valid irrevocable proxy with respect to the Shares, executed and delivered by the Stockholder to Anadarko in accordance with the Voting Agreement, and is coupled with an interest within the meaning of
Section 212(e) of the Delaware General Corporation Law, both prior to and following consummation of the Donation.

                  3. During the term of the Voting Agreement, (a) the Stockholder shall not revoke, and shall not take any action which may have the effect of revoking, the Proxy prior to the termination of the Voting Agreement,
(b) the Stockholder shall not grant any form of proxy or power of attorney to any person or entity, including the Donee, with respect to the Shares or any portion thereof, including the Donated Shares, and (c) the Donee shall not take any action seeking to invalidate or cause the revocation of the Proxy or seeking any other proxy with respect to the Donated Shares.

                  4. Unless the Proxy shall expire, be deemed invalid or revoked or otherwise not given effect for any reason, during the term of the Voting Agreement, the Donee shall not seek to vote, or attempt to grant any form of proxy or power of attorney to vote, the Shares or any portion thereof, including the Donated Shares. If and to the extent the Proxy shall expire, be deemed invalid or revoked or otherwise not given effect for any reason, during the term of the Voting Agreement, (a) the Donee shall immediately execute and deliver a valid irrevocable proxy with respect to the Donated Shares in the form of Annex A to the Voting Agreement to Anadarko, and (b) the Stockholder shall immediately execute and deliver a valid irrevocable proxy with respect to all of the Shares over which it has voting power in the form of Annex A to the Voting Agreement to Anadarko in accordance with the Voting Agreement.

                  5. (a) Prior to, and as a condition to, effecting the Donation, the following legend shall be affixed to the certificates representing the Donated Shares, and shall not be removed prior to the termination of the Voting Agreement, provided, however, that Anadarko shall promptly agree to removal of the legend if Anadarko is reasonably assured that

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Andarko Petroleum Corporation
Page 3



the Donated Shares are being sold in open market regular way transactions on the New York Stock Exchange to unknown purchasers:

         The shares of Howell Common Stock represented hereby (the "Shares") are subject to a Support/Voting Agreement dated as of September 27, 2002 and a Letter Agreement dated as of November __, 2002 pursuant to which the Shares are subject to limitations on transfer (except for open market regular way transactions on the New York Stock Exchange to unknown purchasers) and pursuant to which an irrevocable proxy coupled with an interest has been executed and delivered in favor of Anadarko Petroleum Corporation. A copy of each of the Support/Voting Agreement, the Letter Agreement and the irrevocable proxy are on file, and available from, the Howell Corporation corporate secretary.

                           (b) Simultaneously with the execution of this letter
agreement, Stockholder and Donee have provided Anadarko with, or have caused to be provided to Anadarko, a true and complete photocopy of the certificate(s) representing the Donated Shares, including the legend required under Subsection
(a) which has been affixed thereto, and all stock powers or endorsements executed by or on behalf of the Stockholder to effect the Donation of the Donated Shares to the Donee.

                  6. Upon the request of Anadarko, each of the Donee and the Stockholder shall promptly take such other action and shall execute and deliver such other documents and instruments as may be necessary to deliver to Anadarko the benefits intended to be provided to Anadarko under the Voting Agreement.

                  7. Each of the Donee and the Stockholder represents and warrants that he, she or it has all necessary power and authority to enter into this letter agreement. This letter agreement (including the terms and conditions of the Voting Agreement) is the legal, valid and binding agreement of each of the Stockholder and the Donee, and is enforceable against each of the Stockholder and the Donee in accordance with its terms.

                  8. Each of the Stockholder and the Donee agrees that damages are an inadequate remedy for the breach by the Stockholder or the Donee of any term or condition of this letter agreement (including the terms and conditions of the Voting Agreement), and that Anadarko shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements herein.

                  9. This letter agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any state or federal court sitting in the District of Delaware.

                  10. Each of the Stockholder and the Donee irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this letter agreement and each of the Stockholder and the Donee irrevocably



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Andarko Petroleum Corporation
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agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in the District of Delaware. Each of the Stockholder and the Donee agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Stockholder and the Donee irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

                  11. This letter agreement, together with the Voting Agreement, constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter hereof.

                  12. This letter agreement shall remain in effect during the term of the Voting Agreement.

                                      * * *

In consideration of and subject to the foregoing, by executing and returning a copy of this letter agreement to each of the Stockholder and the Donee, Anadarko hereby consents to the Donation.


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Andarko Petroleum Corporation
Page 5


                                  Very truly yours,


                                  Stockholder:



                                  /s/ Evelyn E. Howell
                                  ----------------------------------------------
                                  Evelyn E. Howell



                                  Donee:

                                  Howell Foundation



                                  By:   /s/ Evelyn E. Howell
                                        ----------------------------------------
                                        Name:    Evelyn E. Howell
                                        Title:   Trustee



                                  Howell Foundation



                                  By:   /s/ Thomas M. Wright
                                        ----------------------------------------
                                        Name:    Thomas M. Wright
                                        Title:   Trustee



                                  Howell Foundation



                                  By:   /s/ Bradley N. Howell
                                        ----------------------------------------
                                        Name:    Bradley N. Howell
                                        Title:   Trustee



                                  Howell Foundation



                                  By:   /s/ Steven K. Howell
                                        ----------------------------------------
                                        Name:    Steven K. Howell
                                        Title:   Trustee




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Andarko Petroleum Corporation
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Confirmed on the date
first above written.

Anadarko Petroleum Corporation


By:   /s/ Suzanne Suter
      -----------------------------------------
      Name: Suzanne Suter
      Title: Vice President